                                                                    EXHIBIT 11.1

                                    TEKELEC
                 STATEMENT OF COMPUTATION OF EARNINGS PER SHARE


                                                                                   Three Months Ended
                              PRIMARY                                                   March 31,
                     (thousands, except per share data)                       ------------------------------
                                                                               1996                   1995
                                                                              -------                -------
         Net income (loss)  . . . . . . . . . . . . . . .                     $(3,968)               $ 1,468
                                                                              =======                =======

         Basis for computation of primary earnings per common and common equivalent share:

         Weighted average number of shares
         outstanding during period  . . . . . . . . . . .                      11,637                  9,155

         Weighted average (incremental) common
         share equivalent after considering the
         effects of options exercised and canceled
         during the period and after assumed
         repurchase of treasury shares--treasury
         stock method . . . . . . . . . . . . . . . . . .                         --                   1,640
                                                                              -------                -------
                                                                               11,637                 10,795
                                                                              =======                =======

         Earnings (Loss) per share  . . . . . . . . . . .                     $ (0.34)               $  0.14
                                                                              =======                =======



                                                                                     Three Months Ended
                              FULLY DILUTED                                              March 31,
                      (thousands, except per share data)                      ------------------------------

                                                                               1996                   1995
                                                                              -------                -------
         Net income (loss)  . . . . . . . . . . . . . . .                     $(3,968)               $ 1,468
                                                                              =======                =======

         Basis for computation of fully diluted earnings per common and common equivalent share:

         Weighted average number of shares
         outstanding during period  . . . . . . . . . . .                      11,637                  9,155

         Weighted average (incremental) common
         share equivalent after considering the
         effects of options exercised and canceled
         during the period and after assumed
         repurchase of treasury shares -- treasury
         stock method . . . . . . . . . . . . . . . . . .                         --                   1,758
                                                                              -------                -------
                                                                               11,637                 10,913
                                                                              =======                =======

         Earnings (Loss) per share  . . . . . . . . . . .                     $ (0.34)               $  0.13
                                                                              =======                =======